UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 9, 2020

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 700
Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	TCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

(d) On November 9, 2020, Gloria L. Hartl, 48, was appointed to the Board of Directors (the “Board”) of TC PipeLines GP, Inc. (the “General Partner”), the general partner of TC PipeLines, LP (the “Partnership”), to fill the vacancy created by the retirement of Sean Brett from the Board in August 2020. Ms. Hartl’s initial term as an employee director will expire in 2021 or upon her earlier resignation or removal.

Ms. Hartl's principal occupation is Vice-President, Risk Management of TC Energy Corporation (“TC Energy”), the ultimate parent company of the General Partner, a position she has held since February 2019. In her current position, Ms. Hartl is responsible for oversight of risk management, including Canadian and U.S. insurance risk, counterparty risk, contract risk market analytics and reporting. Since joining TC Energy as a Commercial Risk Specialist in January 2007, Ms. Hartl has held several positions of increasing responsibility, most recently as Director, Corporate Planning.

There are no arrangements or understandings between Ms. Hartl and any other person pursuant to which she was appointed as a director. There are no transactions to which Ms. Hartl is a party that require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements And Exhibits.

(d)	Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
by: TC PipeLines GP, Inc.,
its general partner

	By:	/s/ Jon A. Dobson
Jon A. Dobson
Secretary

Dated: November 13, 2020

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